                                                                 EXHIBIT 2(e)(i)

                                                                [EXECUTION COPY]


                          U.S. ASSET PURCHASE AGREEMENT

                           DATED AS OF MARCH 29, 2000

                                  BY AND AMONG

                               THE ANDERSONS, INC.

                                       AND

                        THE ANDERSONS AGRISERVICES, INC.

                                   ("BUYERS")

                                       AND

                               THE SCOTTS COMPANY

                                       AND

                              OMS INVESTMENTS, INC.

                                   ("SELLERS")

                                      INDEX
                                       TO
                            ASSET PURCHASE AGREEMENT
                            ------------------------

ARTICLE I - DEFINITIONS...........................................................................................1

   SECTION 1.01.  TERMS...........................................................................................1

   SECTION 1.02.  ADDITIONAL TERMS................................................................................6


ARTICLE II - PURCHASE AND SALE OF ASSETS..........................................................................7

   SECTION 2.01.  PROTURF ASSETS..................................................................................7

   SECTION 2.02.  EXCLUDED ASSETS.................................................................................8

   SECTION 2.03.  CONSIDERATION...................................................................................9

   SECTION 2.04.  BOOK VALUE OF INVENTORY.........................................................................9

   SECTION 2.05.  CLOSING........................................................................................10

   SECTION 2.06.  PRORATIONS.....................................................................................12

   SECTION 2.07.  ASSUMED LIABILITIES............................................................................12

   SECTION 2.08.  EXCLUDED LIABILITIES...........................................................................12

   SECTION 2.09.  ASSIGNMENT OF CONTRACTS AND RIGHTS.............................................................13


ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLERS..........................................................13

   SECTION 3.01.  CORPORATE EXISTENCE AND POWER..................................................................13

   SECTION 3.02.  CORPORATE AUTHORITY............................................................................14

   SECTION 3.03.  CONSENTS AND APPROVALS; NO VIOLATIONS..........................................................14

   SECTION 3.04.  GOVERNMENTAL AUTHORIZATION.....................................................................15

   SECTION 3.05.  COMPLIANCE WITH LAWS...........................................................................15

   SECTION 3.06.  THE U.S. PROTURF ASSETS........................................................................15

   SECTION 3.07.  CONTRACTS......................................................................................15

   SECTION 3.08.  INTELLECTUAL PROPERTY..........................................................................16



   SECTION 3.09.  LEGAL PROCEEDINGS..............................................................................16

   SECTION 3.10.  LICENSES.......................................................................................16

   SECTION 3.11.  EMPLOYEE AND RELATED MATTERS...................................................................16

   SECTION 3.12.  EMPLOYMENT BENEFIT PLANS.......................................................................17

   SECTION 3.13.  INVENTORY......................................................................................17

   SECTION 3.14.  PRODUCTS.......................................................................................17

   SECTION 3.15.  FINDER'S FEES..................................................................................17

   SECTION 3.16.  REPRESENTATIONS................................................................................17


ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYERS............................................................17

   SECTION 4.01.  CORPORATE EXISTENCE AND POWER..................................................................17

   SECTION 4.02.  CORPORATE AUTHORITY............................................................................18

   SECTION 4.03.  CONSENTS AND APPROVALS; NO VIOLATIONS..........................................................18

   SECTION 4.04.  GOVERNMENTAL AUTHORIZATION.....................................................................19

   SECTION 4.05.  LEGAL PROCEEDINGS..............................................................................19

   SECTION 4.06.  FINDER'S FEES..................................................................................19

   SECTION 4.07.  FINANCING......................................................................................19


ARTICLE V - COVENANTS OF SELLERS.................................................................................19

   SECTION 5.01.  CONDUCT OF BUSINESS............................................................................19

   SECTION 5.02.  REQUIRED APPROVALS.............................................................................20

   SECTION 5.03.  ACCESS TO INFORMATION..........................................................................20

   SECTION 5.04.  NOTICES OF CERTAIN EVENTS......................................................................20

   SECTION 5.05.  NON-COMPETITION................................................................................21

   SECTION 5.06.  TRANSFER OF REGISTRATIONS......................................................................22


ARTICLE VI - COVENANTS OF BUYERS.................................................................................23

   SECTION 6.01.  REQUIRED APPROVALS.............................................................................23

   SECTION 6.02.  NON-COMPETITION................................................................................23


   SECTION 6.03.  CONFIDENTIALITY................................................................................24


ARTICLE VII - COVENANTS OF ALL PARTIES...........................................................................25

   SECTION 7.01.  WARRANTY DISCLAIMER............................................................................25

   SECTION 7.02.  EXPENSES.......................................................................................25

   SECTION 7.03.  FURTHER ASSURANCES.............................................................................25

   SECTION 7.04.  PUBLIC ANNOUNCEMENTS...........................................................................25

   SECTION 7.05.  COLLECTION OF ACCOUNTS RECEIVABLE..............................................................25

   SECTION 7.06.  INSURANCE......................................................................................26

   SECTION 7.07.  USE OF THE "SCOTTS" TRADEMARK..................................................................27


ARTICLE VIII - CONDITIONS TO CLOSING.............................................................................28

   SECTION 8.01.  CONDITIONS TO OBLIGATIONS OF ALL PARTIES.......................................................28

   SECTION 8.02.  CONDITIONS TO OBLIGATIONS OF BUYERS............................................................29

   SECTION 8.03.  CONDITIONS TO OBLIGATIONS OF SELLERS...........................................................29


ARTICLE IX - SURVIVAL; INDEMNIFICATION...........................................................................30

   SECTION 9.01.  SURVIVAL OF WARRANTIES; TERMINATION............................................................30

   SECTION 9.02.  INDEMNIFICATION................................................................................30

   SECTION 9.03.  PROCEDURES.....................................................................................31


ARTICLE X - TAX MATTERS..........................................................................................33

   SECTION 10.01.  TAX COOPERATION...............................................................................33

   SECTION 10.02.  ALLOCATION OF TAXES...........................................................................33

   SECTION 10.03.  SALES AND USE TAXES...........................................................................34


ARTICLE XI - LABOR AND EMPLOYMENT MATTERS........................................................................34

   SECTION 11.01.  EMPLOYEES AND OFFERS OF EMPLOYMENT............................................................34

   SECTION 11.02.  SELLERS' EMPLOYEE BENEFIT PLANS...............................................................35

   SECTION 11.03.  BUYER BENEFIT PLANS...........................................................................36

   SECTION 11.04.  NO THIRD PARTY BENEFICIARIES..................................................................36


ARTICLE XII - TERMINATION........................................................................................37

   SECTION 12.01.  GROUNDS FOR TERMINATION.......................................................................37

   SECTION 12.02.  EFFECT OF TERMINATION.........................................................................37


ARTICLE XIII - MISCELLANEOUS.....................................................................................37

   SECTION 13.01.  NOTICES.......................................................................................37

   SECTION 13.02.  ASSIGNMENT....................................................................................39

   SECTION 13.03.  NO THIRD PARTY BENEFICIARIES..................................................................39

   SECTION 13.04.  COUNTERPARTS; EFFECTIVENESS...................................................................39

   SECTION 13.05   ENTIRE AGREEMENT..............................................................................39

   SECTION 13.06.  AMENDMENTS; NO WAIVERS........................................................................40

   SECTION 13.07.  BULK SALES LAWS...............................................................................40

   SECTION 13.08.  SEVERABILITY..................................................................................40

   SECTION 13.09.  GOVERNING LAW.................................................................................40

   SECTION 13.10.  CONSENT TO JURISDICTION.......................................................................40

   SECTION 13.11.  CAPTIONS; EXHIBITS............................................................................40


SCHEDULES AND EXHIBITS...........................................................................................43

                          U.S. ASSET PURCHASE AGREEMENT

         THIS AGREEMENT (the "Agreement"), is made and entered into as of March 29, 2000 by and among The Andersons, Inc., an Ohio corporation ("Andersons"), The Andersons Agriservices, Inc., an Illinois corporation ("TAAI" and, together with Andersons, the "Buyers"), The Scotts Company, an Ohio corporation ("Scotts"), and OMS Investments, Inc., a Delaware corporation ("OMS" and, together with Scotts, the "Sellers").

                                   WITNESSETH:

         WHEREAS, Sellers own and operate assets that are employed by Sellers in the U.S. ProTurf Business (as defined below in Section 1.01);

         WHEREAS, Sellers desire to sell to Buyers certain assets of the U.S. ProTurf Business, and Buyers desire to purchase from Sellers certain assets of the U.S. ProTurf Business;

         WHEREAS, Sellers desire to license to Buyers certain Intellectual Property Rights of the U.S. ProTurf Business for use in the Territory (as defined in Section 1.01) pursuant to a separate License Agreement in the form attached hereto as Exhibit A (the "U.S. ProTurf License Agreement");

         WHEREAS, as of the date hereof, Sellers have entered into an agreement with The Nu-Gro Corporation, a Canadian corporation ("Nu-Gro"), to sell to Nu-Gro certain assets of the Canadian ProTurf Business (as defined in Section 1.01) (the "Canadian Asset Purchase Agreement"); and

         WHEREAS, as of the Closing Date, Sellers will enter into a license agreement to license to Nu-Gro certain trademarks and other Intellectual Property Rights of the Canadian ProTurf Business for use in Canada (the "Canadian ProTurf License Agreement").

         NOW, THEREFORE, in consideration of the premises and of their mutual agreements, covenants, representations and warranties set forth in this Agreement, and for other good and valuable consideration received to the full satisfaction of each of them, the parties hereto make the following agreement, intending to be bound legally thereby:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. TERMS. When used in this Agreement, the following terms shall have the meanings specified in this Section 1.01; and the plural of any such term means more than one thereof:

         "Accounting Date" means 11:59 p.m. (local time at Columbus, Ohio) on the Closing Date.

         "Business Day" means a day other than a Saturday or a Sunday on which national banks in Columbus, Ohio, are open.

         "Canadian ProTurf Business" means the business of selling Products in Canada for the Canadian Professional Turf Market, including the sale of Products directly or through distributors or agents to golf courses, sports fields, municipal properties and professional lawn care service providers in Canada; PROVIDED, that the Canadian ProTurf Business specifically excludes the sale of Products through Retail Channels in Canada.

         "Canadian Professional Turf Market" means the market in Canada for the sale, marketing and/or distribution of fertilizer, pesticide, combination fertilizer and pesticide and similar products and related services intended for use by golf courses, sports fields, municipal properties and professional lawn care service providers.

         "Canadian Supply Agreement" means that certain Supply Agreement entered into as of the Closing Date between Scotts and Nu-Gro relating to the manufacture and supply of materials used in the Canadian ProTurf Business.

         "CERCLA" means the Comprehensive Environmental Responses, Compensation and Liability Act of 1980, as amended.

         "Claim" means a claim, loss, damage (excluding consequential or special damages), liability and legal or other expense (including, without limitation, reasonable attorneys' fees, witnesses' fees, investigation fees, court reporters' fees and other out-of-pocket expenses) arising as a result of, among other things, any action, suit, demand, assessment, order, award, decree, judgment, cost, fine, injunction, arbitration, mediation, adjudication, other similar proceeding or penalty, to the extent not compensated by insurance proceeds or by a third party.

         "Claim Notice" means a notice specifying, in reasonable detail, (i) the nature of a Claim, (ii) each applicable provision of this Agreement or other instrument under which such Claim arises, and (iii) if then known, the amount of such Claim or the method of computation thereof.

         "Closing" means the closing of the sale and purchase of the U.S. ProTurf Assets contemplated by this Agreement.

         "Closing Date" means the date of the Closing.

         "Environmental Laws" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits and governmental restrictions, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "Environmental Liability" means all liabilities of the Sellers, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise in connection with or relate to (A) a violation of any Environmental Law arising out of operations of the U.S. ProTurf Business on or before the Closing Date or (B) any Release of a Hazardous Substance occurring on or before the Closing Date (whether or not disclosed or required to be disclosed pursuant to any section of this Agreement); PROVIDED, that "Environmental Liabilities" shall not include any liabilities which arise principally as a result of actions taken by Buyers or the U.S. ProTurf Business after the Closing Date other than any such action taken to address the liabilities specified in clauses (A) or (B) above and undertaken in response to (a) any order or ruling issued, or proceeding or other action undertaken, by any court, administrative agency or other governmental body of competent jurisdiction, (b) any litigation or administrative action pending or threatened on or before the Closing Date or (c) any settlement of any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Excluded Inventory" means (i) the inventory of products of the U.S. ProTurf Business that have not had any sales activity within the twelve-month period ended February 29, 2000, as set forth on Schedule 2.02(e); (ii) the obsolete inventory set forth on Schedule 2.02(e), and (iii) the inventory of discontinued products of the U.S. ProTurf Business in excess of a 24-month supply, based on sales activity for the twelve-month period ended February 29, 2000.

         "Hazardous Substance" means any hazardous substances (as defined in CERCLA); hazardous waste (as defined in RCRA or the regulations adopted thereunder); polychlorinated biphenyls; petroleum and/or petroleum products; or solid waste, except for solid waste that Sellers are authorized to manage under any applicable Environmental Laws.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnitee" means a party hereto claiming indemnification from another party hereto pursuant to the terms hereof.

         "Indemnitor" means a party hereto from whom indemnification is claimed pursuant to the terms hereof by an Indemnitee.

         "Intellectual Property Right" means any trademark, service mark, registration thereof or application for registration therefor, trade name, patent, patent application, copyright, copyright registration, application for copyright registration or any other similar type of proprietary intellectual property right.

         "Inventory" shall mean all finished goods, including but not limited to finished goods purchased for resale, held by the U.S. ProTurf Business for sale or resale to others, from time to time in the ordinary course of the U.S. ProTurf Business, as set forth on Schedule 2.01(b)(4) (with such additions and/or deletions as occur in the ordinary course of the U.S. ProTurf Business and consistent with the provisions of this Agreement), but excluding the Excluded Inventory.

         "Inventory Book Value" shall mean Scotts' standard cost at the time of production (including provision for the cost of shipping from the production facility to the distribution warehouse), as reflected in Scotts' books and records.

         "Last Twelve Month Sales" means, with respect to a particular SKU of Inventory, the Inventory Book Value of such Inventory sold during the twelve-month period ending at the end of the month immediately prior to the Closing Date.

         "Knowledge" means (i) in the case of Sellers, the actual knowledge of any of the officers, directors or other employees of Scotts who have managerial or supervisory responsibilities with respect to the U.S. ProTurf Business and
(ii) in the case of Buyers, the actual knowledge of any officers, directors or other employees of Buyers who have managerial or supervisory responsibilities.

         "Material Adverse Effect" means an effect that (i) is materially adverse to the business, financial condition or results of operations of a specified Person, and/or (ii) is materially adverse to the transactions contemplated hereby, and/or (iii) materially impairs the ability of a party hereto to consummate the transactions to be undertaken by it as contemplated hereby.

         "MU Technology" means all of Scotts' Intellectual Property Rights relating directly or indirectly to the manufacture, formulation or assembly by, or at the direction of, Scotts of methylene urea.

         "Net Inventory Book Value" means the aggregate Inventory Book Value of the Inventory less the following discounts: (i) 50% of Inventory Book Value with respect to any Inventory in excess of a 24-month supply, based on Last Twelve Month Sales; and (ii) 25% of Inventory Book Value with respect to any Inventory in excess of an 18-month supply, but less than or equal to a 24-month supply, based on Last Twelve Month Sales.

         "Person" means an individual, corporation, partnership, limited liability company, firm, joint venture, association, trust, unincorporated organization, governmental or regulatory authority, or other entity.

         "Product Liability" means all liabilities of the Sellers, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise in connection with or relate to the manufacture, marketing, distribution or sale by the Seller of any product of the U.S. ProTurf Business prior to the Closing; PROVIDED, that such liability is not primarily caused by the action or inaction of Buyers following the Closing.

         "ProTurf License Agreements" means the Canadian ProTurf License Agreement and the U.S. ProTurf License Agreement.

         "RCRA" means the Resource Conservation and Recovery Act, as amended.

         "Related Agreements" means the U.S. License Agreements and the U.S. ProTurf Supply Agreement.

         "Release" means any discharge, emission or release, including without limitation a Release as defined in CERCLA, at 42 U.S.C. Section 9601(22). The term "Released" has a corresponding meaning.

         "Required Approval" means an approval, consent, authorization or clearance of or filing with a governmental or regulatory authority or official required in order to permit, authorize or entitle a specified party hereto to execute and deliver this Agreement, to perform its obligations hereunder, or to consummate one or more of the transactions to be undertaken by it as contemplated hereby.

         "Retail Channels" means any channel of distribution which reaches consumer customers, including, but not limited to: (i) retail outlets; (ii) retail nurseries and hardware co-ops; (iii) home centers (e.g., Home Depot or Lowes); (iv) mass merchants (e.g., Wal-Mart or Kmart); (v) membership or warehouse clubs (e.g., Sam's Club); (vi) the Internet and (vii) other current or future channels of trade which arise or become retail channels in the lawn and garden industry.

         "Territory" shall have the meaning ascribed thereto in the U.S. ProTurf License Agreement.

         "U.S. License Agreements" means the U.S. ProTurf License Agreement, the U.S. Poly-S(R) License Agreement, the U.S. Peters(R) and Starter(R) License Agreement and the U.S. Patent License Agreement.

         "U.S. Patent License Agreement" means that certain patent and technology license agreement entered into as of the Closing Date in substantially the form attached as Exhibit E hereto pursuant to which Sellers shall grant Buyers (i) certain long-term limited rights (ownership or license) to certain patents and patent applications and (ii) certain limited rights to the proprietary technology processes, trade secrets and know-how relating primarily to the U.S. ProTurf Business for the term of such agreement, after which point such proprietary technology, processes, trade secrets and know-how shall be transferred to Buyers for use in the U.S. Professional Turf Market in the Territory.

         "U.S. Peters(R) and Starter(R) License Agreement" means that certain trademark ingredient license agreement entered into as of the Closing Date in the form attached hereto as Exhibit D pursuant to which Sellers shall grant Buyers certain long-term, limited rights to the "PETERS" and "STARTER" trademarks in the Territory.

         "U.S. Poly-S(R) License Agreement" means that certain license agreement entered into as of the Closing Date in the form attached hereto as Exhibit C pursuant to which Sellers shall grant Buyers certain long-term, limited rights to use the "POLY-S" trademark and certain other trademarks in the Territory.

         "U.S. Professional Turf Market" means the market in the Territory for the sale, marketing and/or distribution of fertilizer, pesticide, combination fertilizer and pesticide and similar products and related services intended for use by golf courses, sports fields, municipal properties and professional lawn care service providers.

         "U.S. ProTurf Business" means the business of marketing, distributing and/or selling Products or related services in the Territory for the U.S. Professional Turf Market, including, but not limited to, the marketing, distribution and/or sale of Products directly or through distributors or agents to golf courses, sports fields, municipal properties and professional lawn care service providers in the Territory; PROVIDED, that the U.S. ProTurf Business specifically excludes the marketing, distribution and/or sale of Products through Retail Channels in the Territory.

         "U.S. Supply Agreement" means that certain Supply Agreement entered into as of the Closing Date between Scotts and Buyers in the form attached hereto as Exhibit B and relating to the manufacture and supply of materials used in the U.S. ProTurf Business.

         Section 1.02. ADDITIONAL TERMS. When used in this Agreement, the following terms shall have the meanings specified in that part hereof identified in the following table:


           TERM                                                           DEFINED IN:
           ----                                                           ----------
           AAA Rules.................................................     Section 2.04(b)
           Assumed Liabilities.......................................     Section 2.07
           Buyers....................................................     Preamble
           Canadian ProTurf License Agreement........................     Preamble
           Closing Receivables.......................................     Section 7.05(c)
           Contracts ................................................     Section 2.01(b)(7)
           Exchange Act..............................................     Section 3.04
           Excluded Assets...........................................     Section 2.02
           Excluded Liabilities......................................     Section 2.12
           Inventory Book Value......................................     Section 2.04(a)
           Licenses..................................................     Section 3.09
           Nu-Gro....................................................     Preamble
           OMS.......................................................     Preamble
           Product Information.......................................     Section 2.01(b)(5)
           Products..................................................     Section 2.01(b)(5)
           ProTurf Assets............................................     Section 2.01
           Purchase Price............................................     Section 2.03
           Retained Registrations....................................     Section 2.01(b)(1)
           Scotts....................................................     Preamble
           Scotts(R)Trademarks........................................    Section 5.06(a)
           Sellers...................................................     Preamble
           Transferred Employees.....................................     Section 11.01
           Transferred Registrations.................................     Section 2.01(b)(1)
           Turf Partners Receivables.................................     Section 7.05(c)
           U.S. ProTurf Assets.......................................     Section 2.01(a)
           U.S. ProTurf License Agreement............................     Preamble

                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

         Section 2.01. PROTURF ASSETS. (a) At the Closing, and upon the terms and subject to the conditions set forth in this Agreement, Sellers shall sell, transfer, assign and deliver to Buyers, and Buyers shall purchase from Sellers, all of the right, title and interest in and to certain of the assets of Sellers, tangible and intangible, owned by Sellers and used principally in the conduct of the U.S. ProTurf Business (such assets, the "U.S. ProTurf Assets").

         (b) The U.S. ProTurf Assets consist only of the following property, plus such additions thereto and minus such deletions therefrom as occur in the usual and ordinary course of the U.S. ProTurf Business, without violating this Agreement, between the date of this Agreement and the Accounting
Date:

                  (1) the "me-too" registrations with respect to the federal environmental registrations set forth on Schedule 2.01(b)(1) (the "Retained Registrations"), as addressed pursuant to Section 5.06, and the federal and state registrations, applications, permits and approvals of governmental authorities set forth on Schedule 2.01(b)(1) that are being transferred to Buyers (the "Transferred
Registrations");

                  (2) the rights to use the Intellectual Property Rights, which are owned or licensed and used or held for use by the Sellers primarily for the U.S. ProTurf Business, as specifically identified in Schedule 2.01(b)(2), subject to, and only to the extent set forth in, the U.S. License Agreements;

                  (3) the customer list included as Schedule 2.01(b)(3);

                  (4) the Inventory of the U.S. ProTurf Business as of the Closing Date;

                  (5) Sellers' right, title and interest in and to the specifications for the products (the "Products") identified on Schedule 2.01(b)(5), excluding the specifications for any Product containing MU Technology (except to the extent set forth in the U.S. Patent License Agreement) and excluding such specifications to the extent such specifications are addressed by the U.S. Patent License Agreement, but including the promotional brochures and advertising and marketing materials (collectively, the "Product Information") for the Products used by Sellers in connection with the U.S. ProTurf Business;

                  (6) those books and records relating to the U.S. ProTurf Business;

                  (7) all rights arising under each contract or agreement listed individually or by category on Schedule 2.01(b)(7), including all renewals, extensions, amendments and modifications thereof and any additional agreements, contracts and orders made or entered into by Sellers in the usual and ordinary course of the U.S. ProTurf Business, without violating this Agreement, after the date hereof that are in effect at the Accounting Date (hereinafter, collectively, the "Contracts");

                  (8) the non-proprietary technology processes, exclusive of any MU Technology, relating primarily to the U.S. ProTurf Business and, to the extent set forth in the U.S. License Agreements, the proprietary technology processes, trade secrets and know-how relating primarily to the U.S. ProTurf Business; and

                  (9) the research and development information, data and analyses related primarily to the U.S. ProTurf Business; provided that, to the extent that such information, data and analyses are not readily available or ascertainable, the parties shall cooperate in good faith to provide Buyers with as much of such information, data and analyses as reasonably practicable.

         Section 2.02. EXCLUDED ASSETS. Anything contained in this Agreement or elsewhere to the contrary notwithstanding, the U.S. ProTurf Assets will not include any assets, properties or rights, including, but not limited to, Intellectual Property Rights, of Sellers not currently used primarily in the U.S. ProTurf Business, and the following property, all of which shall be retained by Sellers and none of which shall be sold or transferred to Buyers (the "Excluded Assets"):

         (a) he rights of Sellers under (i) this Agreement and (ii) the contracts listed on Schedule 2.02(a) (the "Excluded Contracts");

         (b) the Intellectual Property Rights and other proprietary technology processes, trade secrets and know-how of the U.S. ProTurf Business, except to the extent set forth in the U.S. License Agreements or otherwise hereunder;

         (c) the MU Technology and all other Intellectual Property Rights that are owned or licensed and used or held for use by the Sellers, except to the extent specifically addressed by this Agreement or the U.S. License Agreements;

         (d) the Retained Registrations;

         (e) the Excluded Inventory, as set forth on Schedule 2.02(e);

         (f) any of Sellers' (i) accounts receivable, (ii) cash, (iii) checking account and savings account deposits, (iv) certificates of deposit, (v) utility, security and other deposits, (vi) notes receivable, (vii) similar cash equivalents, and (viii) real and personal property not used by Sellers principally in the conduct of the U.S. ProTurf Business.

         Section 2.03. CONSIDERATION. In consideration of the promises contained herein and as consideration for the transactions contemplated by this Agreement and the Related Agreements, at the Closing, Buyers shall pay to Sellers an amount in cash or immediately available funds equal to the sum of:

         (a) the Net Inventory Book Value as furnished by Scotts pursuant to
Section 2.04(a) below; plus

         (b) $414,000 in consideration for Sellers' covenant not to compete set forth in Section 5.05 hereof; plus

         (c) $486,000 as a royalty payment in advance and in consideration of the U.S. License Agreements.

         Section 2.04. BOOK VALUE OF INVENTORY. (a) At least two business days prior to the Closing, the Sellers shall furnish to the Buyers the Sellers' good faith estimate of the Net Inventory Book Value as of the Closing Date.

         (b) Prior to the Closing Date, Sellers agree to segregate the Inventory within Sellers' warehouses in the U.S. and to store such Inventory in a reasonable manner, in each case, in order to facilitate a physical inventory by Buyers. If after conducting a physical inventory within 48 hours of the Accounting Date and after payment at the Closing of the Net Inventory Book Value, as contemplated by Section 2.03(a), Buyers discover discrepancies in the amount of Inventory used in Sellers' calculation of the Net Inventory Book Value, the Buyers shall provide written notice to the Sellers of such discrepancy, together with the Buyers' recalculation of the Net Inventory Book Value, within thirty days after the Closing Date. The Net Inventory Book Value shall become final and binding upon the parties on the thirty-first day after the Closing Date unless such a notice of disagreement has been delivered to Sellers. In the event that such a notice of disagreement has been delivered, the parties agree to negotiate in good faith for an additional thirty days to determine the Net Inventory Book Value.

         (c) If the parties have not reached agreement within the thirty-day negotiation period set forth in Section 2.04(b), they shall submit the resolution of the determination of Net Inventory Book Value to binding arbitration for settlement in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"). The determination of the arbitrator selected in accordance with the AAA Rules shall be final and conclusive, and within five business days following resolution of the matter, Sellers shall pay to Buyers the difference between the amount paid to Sellers on the Closing Date and the final determination of Net Inventory Book Value, if such difference is a positive number, or Buyers shall pay to Sellers such difference, if such difference is a negative number. The costs, fees and expenses of the arbitration shall be borne equally by the Buyers and the Sellers.

         (d) The parties acknowledge that the adjustment process set forth in this Section 2.04 is separate from, and in addition to, any indemnification set forth in Section 9.02(a).

         Section 2.05. CLOSING. (a) The Closing shall be held at the offices of Vorys, Sater, Seymour and Pease LLP, 52 East Gay Street, Columbus, Ohio, and shall take place on the date determined by Buyers as soon as reasonably practicable after the satisfaction or, if applicable, waiver of the conditions to Closing set forth in Article VIII hereof.

         (b) At the Closing, Sellers shall cause all of the following to be delivered to Buyers:

                  (i) an Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit F, and Sellers shall deliver to Buyers such bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in Buyers all right, title and interest in, to and under the U.S. ProTurf Assets;

                  (ii) a copy of the U.S. ProTurf License Agreement executed by one or both Sellers;

                  (iii)  a copy of the U.S. Supply Agreement executed by Scotts;

                  (iv) a copy of the U.S. Poly-S(R) License Agreement executed by one or both Sellers;

                  (v) a copy of the U.S. Peters(R)and Starter(R)License Agreement executed by one or both Sellers;

                  (vi) a copy of the U.S. Patent License Agreement executed by one or both Sellers; and

                  (vii) such other documents as contemplated by this Agreement to be delivered by the Sellers to the Buyers or as may be reasonably requested by Buyers.

         (c) At the Closing, Buyers shall cause all of the following to be delivered to Sellers:

                  (i) a certified or official bank check payable to the order of, or a wire transfer for the account of, Scotts in an amount in immediately available funds equal to the Net Inventory Book Value, as set forth in Section 2.04(a);

                  (ii) a certified or official bank check payable to the order of, or a wire transfer for the account of, Scotts in the amount of $414,000 in immediately available funds;

                  (iii) a certified or official bank check payable to the order of, or a wire transfer for the account of, OMS in the amount of $486,000 in immediately available funds;

                  (iv) a copy of the U.S. ProTurf License Agreement executed by one or both Buyers;

                  (v) a copy of the U.S. Supply Agreement executed by Andersons;

                  (vi) a copy of the U.S. Poly-S(R) License Agreement executed by one or both Buyers;

                  (vii) a copy of the U.S. Peters(R) and Starter(R) License Agreement executed by one or both Buyers;

                  (viii) a copy of the U.S. Patent License Agreement executed by one or both Buyers;

                  (ix) one or more instruments of assumption, duly executed on behalf of Buyers, as may be reasonably requested by Sellers and their counsel and by which Buyers duly assume those liabilities of Sellers to be assumed by Buyers pursuant to Sections 2.06 and 2.07; and

                  (x) such other documents as contemplated by this Agreement to be delivered by the Buyers to the Sellers or as may be reasonably requested by Sellers.

         Section 2.06. PRORATIONS. All prepaid, accrued, deferred and other revenues, and all prepaid, accrued, deferred and other normal operating liabilities and expenses, pertaining to the U.S. ProTurf Business shall be prorated as of the Accounting Date, so that as between Sellers and Buyers, Sellers shall receive all such revenues and shall be responsible for all such liabilities and expenses allocable to the period ending at the Accounting Date, and Buyers shall receive all such revenues (exclusive of those received by Sellers or by Buyers, on behalf of Sellers, in payment of any of Sellers' accounts receivable) and shall be responsible (subject to the provisions of
Section 2.08) for all such liabilities and expenses allocable to the period commencing at the Accounting Date.

         Section 2.07. ASSUMED LIABILITIES. From and after the Accounting Date, Buyers shall, subject to Section 2.06, assume and timely pay, discharge, perform and satisfy all liabilities and obligations of Seller (i) arising after Closing under the Contracts (other than liabilities or obligations attributable to any failure by Sellers to comply with the terms thereof); (ii) arising out of or related to the U.S. ProTurf Assets after the Accounting Date and (iii) arising out of the prorated portions of those other obligations and liabilities of Sellers for which Buyers are to be responsible pursuant to Section 2.06 (collectively, the "Assumed Liabilities").

         Section 2.08. EXCLUDED LIABILITIES. Notwithstanding any provision in this Agreement to the contrary, Buyers are assuming only the Assumed Liabilities and are not assuming any other liability or obligation of Sellers (or any predecessor owner of all or part of the U.S. ProTurf Business) of whatever nature whether presently in existence or arising hereafter, vested or unvested, contingent or fixed, actual or potential, known or unknown. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of Sellers (all such liabilities and obligations not being assumed being herein referred to as the "Excluded Liabilities"). Notwithstanding anything to the contrary in this Section 2.08, and without limitation, each of the following shall be Excluded Liabilities for purposes of this Agreement:

                  (i) except as contemplated by or set forth in Article IX, any liabilities or obligations relating to employee or agent benefits, wages, salaries, commissions, bonuses, incentives and/or other compensation arrangements existing on or prior to the Closing Date, including, without limitation, retirement, pension and/or unemployment compensation, workers' compensation and/or similar type benefits;

                  (ii)     any Product Liability;

                  (iii)    any Environmental Liability;

                  (iv) any Claim against or relating to the U.S. ProTurf Business that arose prior to the Closing Date; or

                  (v) the obligations and liabilities of Sellers arising under the Excluded Contracts.

         Section 2.09. ASSIGNMENT OF CONTRACTS AND RIGHTS. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any claim, contract, license, lease, commitment, sales order, purchase order or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyers or Sellers thereunder. The parties hereto will use their reasonable efforts to obtain the consent of the other parties to any such claim, contract, license, lease, commitment, sales order, purchase order or any claim or right or any benefit arising thereunder for the assignment thereof to Buyers as Buyers may request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Sellers thereunder so that Buyers would not in fact receive all such rights, Sellers and Buyers will cooperate in a mutually agreeable arrangement under which Buyers would obtain the benefits and assume the obligations under any such claims, contracts, licenses, leases, commitments, sales orders or purchase orders, including subcontracting, sub-licensing, or subleasing to Buyers, or which Sellers would enforce for the benefit of Buyers, with Buyers' assuming Sellers' obligations, any and all rights of Sellers against a third party thereto arising out of the breach of cancellation by such third party or otherwise. Sellers will promptly pay to Buyers when received all monies received by Sellers under any such claim, contract, license, lease, commitment, sales order, purchase order or any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers, jointly and severally, represent and warrant to Buyers that, as of the date hereof:

         Section 3.01.  CORPORATE EXISTENCE AND POWER.

         (a) OMS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; is duly qualified, licensed and otherwise in good standing as a foreign corporation in each jurisdiction where the ownership of its property or the conduct of its business makes necessary such qualification, licensing or good standing, except to the extent that the failure to be so qualified would not have a Material Adverse Effect on Scotts.

         (b) Scotts is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio; is duly qualified, licensed and otherwise in good standing as a foreign corporation in each jurisdiction where the ownership of its property or the conduct of its business makes necessary such qualification, licensing or good standing, except to the extent that the failure to be so qualified would not have a Material Adverse Effect on Scotts.

         Section 3.02.  CORPORATE AUTHORITY.

         (a) Each of OMS and Scotts has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions to be undertaken by it as contemplated hereby.

         (b) The execution and delivery of this Agreement by each of OMS and Scotts, the performance by it of its obligations hereunder and the consummation by it of the transactions to be undertaken by it as contemplated hereby have been duly and validly authorized by all necessary corporate action of each of OMS and Scotts.

         (c) This Agreement has been duly and validly executed and delivered on behalf of each of OMS and Scotts and constitutes its valid and binding agreement.

         Section 3.03.  CONSENTS AND APPROVALS; NO VIOLATIONS.

         (a) Neither the execution and delivery of this Agreement by Scotts, nor its consummation of the transactions to be undertaken by it as contemplated hereby, will (i) violate any provision of its amended and restated articles of incorporation or regulations; (ii) constitute (upon notice, lapse of time or otherwise) a breach or a default (or give rise to any right of termination, cancellation or acceleration) under any note, bond, mortgage, indenture, franchise, lease, contract or other agreement to which Scotts is a party or by which it may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory authority against, or any agreement with or condition imposed by, any governmental or regulatory authority, binding upon it; or (iv) violate any statute, law, rule or regulation of any federal, state, local or other governmental authority applicable to it or its property, assets or business, excluding from the foregoing clauses (i) to and including (iv) such breaches, defaults, rights and violations that, in the aggregate, do not have a Material Adverse Effect with respect to the U.S. ProTurf Business or the U.S. ProTurf Assets.

         (b) Neither the execution and delivery of this Agreement by OMS, nor its consummation of the transactions to be undertaken by it as contemplated hereby, will (i) violate any provision of its certificate of incorporation or by-laws; (ii) constitute (upon notice, lapse of time or otherwise) a breach or a default (or give rise to any right of termination, cancellation or acceleration) under any note, bond, mortgage, indenture, franchise, lease, contract or other agreement to which OMS is a party or by which it may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory authority against, or any agreement with or condition imposed by, any governmental or regulatory authority, binding upon it; or (iv) violate any statute, law, rule or regulation of any federal, state, local or other governmental authority applicable to it or its property, assets or business, excluding from the foregoing clauses (i) to and including
(iv) such breaches, defaults, rights and violations that, in the aggregate, do not have a Material Adverse Effect with respect to the U.S. ProTurf Business or the U.S. ProTurf Assets.

         Section 3.04. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Sellers of this Agreement require and are subject to the Required Approvals of any and all applicable governmental bodies, agencies, officials or authorities, including, without limitation, (i) compliance with any applicable requirements of the HSR Act; (ii) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (iii) compliance with any applicable environmental rules and regulations and (iv) any other applicable rules, regulations and/or laws.

         Section 3.05. COMPLIANCE WITH LAWS. (a) Neither OMS nor Scotts is in violation of any applicable order, judgment, injunction, award, decree or other requirement of any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, writ, injunction, or decree applicable to the U.S. ProTurf Assets or the U.S. ProTurf Business, and Sellers have not received notice (written or oral) from any governmental agency that any such violation is being alleged; and (b) each of OMS and Scotts has complied in all material respects with all laws, statutes, ordinances, rules, regulations and requirements applicable to the conduct of the U.S. ProTurf Business and to the U.S. ProTurf Assets, and neither Seller has received notice (written or oral) from any governmental agency that any such violation is being alleged, excluding from the foregoing clauses (a) and (b) such violations and failures to comply that, in the aggregate, do not have a Material Adverse Effect on the U.S. ProTurf Business or the U.S. ProTurf Assets.

         Section 3.06.  THE U.S. PROTURF ASSETS.

         (a) The U.S. ProTurf Assets include all property and assets used by Sellers primarily in the conduct of the U.S. ProTurf Business as of the date hereof, plus such additions thereto and minus (i) such deletions therefrom as arise in the ordinary course of the U.S. ProTurf Business, without violating this Agreement, between the date hereof and the Accounting Date and (ii) the Excluded Assets.

         (b) Upon consummation of the transactions contemplated hereby, Buyers will have acquired good and marketable title in and to each of the U.S. ProTurf Assets, free and clear of all liens, security interests, pledges, charges or other encumbrances.

         Section 3.07. CONTRACTS. (a) Except as set forth on Schedule 2.01(b)(7), each of the Contracts listed therein is a valid and binding agreement of a Seller and is in full force and effect, and neither Sellers nor, to the Sellers' Knowledge, any other party thereto is in default in any material respect under the terms of any such Contract.

         (b) Except as described in Schedule 3.07, neither Seller is a party to or bound by any of the types of agreements enumerated below which affects the U.S. ProTurf Business or the U.S. ProTurf Assets:

                  (i) agreements or contracts not made in the ordinary course of business;

                  (ii) employee collective bargaining agreements or other contracts with any labor union;

                  (iii) agreements or contracts with any shareholder, officer, director or employee of either Seller or any of their respective subsidiaries; or

                  (iv) agreements or contracts the terms of which could reasonably be expected to have a Material Adverse Effect on the U.S. ProTurf Business or the U.S. ProTurf Assets.

         Section 3.08. INTELLECTUAL PROPERTY. Neither Seller has infringed, or received notice of any infringement, upon one or more of the rights of third parties in respect of any Intellectual Property Right that is currently used primarily in the U.S. ProTurf Business. Except to the extent set forth on
Schedule 3.08, Sellers have no Knowledge of any continuing material infringement by any other Person of any Intellectual Property Right that is currently used primarily in the U.S. ProTurf Business.

         Section 3.09. LEGAL PROCEEDINGS. Except as set forth on Schedule 3.09, neither Seller has received notice of nor has Knowledge of any, nor are there any pending or outstanding, Claims or Claim Notices, by or affecting OMS or Scotts, or any of the directors, officers or employees thereof in their capacities as such, that could (i) prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, (ii) prevent materially the use by Buyers of any of the U.S. ProTurf Assets in accordance with past practices, (iii) affect the validity or enforceability of this Agreement or compliance with the terms hereof by Sellers, (iv) affect materially the business, financial condition or results of operations of the U.S. ProTurf Business, or (v) have a Material Adverse Effect on the U.S. ProTurf Assets or the U.S. ProTurf Business.

         Section 3.10. LICENSES. Except as set forth on Schedule 3.10, there are no licenses, permits or other governmental authorizations (collectively hereinafter referred to as "Licenses") held by either Seller which affect the U.S. ProTurf Business or the U.S. ProTurf Assets in any material manner. Except as set forth on Schedule 3.10, (a) Sellers hold all Licenses which are required for the operation of the U.S. ProTurf Business, (b) all such Licenses are in full force and effect; and (c) all such Licenses will be effectively transferred to Buyers at the Closing or as soon thereafter as reasonably practicable.

         Section 3.11. EMPLOYEE AND RELATED MATTERS. (a) Schedule 3.11 sets forth a true and complete list of (i) the names, titles, annual salaries and other compensation of all employees dedicated to the U.S. ProTurf Business and
(b) the wage rates for non-salaried employees of the U.S. ProTurf Business (by classification). None of the employees set forth on Schedule 3.11 and no other key employee of the U.S. ProTurf Business has indicated to Sellers that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within one year after the Closing Date.

         (b) Except as set forth on Schedule 3.11, there are no employment-related claims, actions, proceedings or investigations pending or threatened against either Seller relating to the U.S. ProTurf Business or the U.S. ProTurf Assets before any court, governmental, regulatory or administrative authority or body, or arbitrator or arbitration panel, except for such claims, actions, proceedings or investigations as would not be reasonably likely to have a Material Adverse Effect on the U.S. ProTurf Business.

         Section 3.12. EMPLOYMENT BENEFIT PLANS. Except as described in Section 11.02, there are no plans of either Seller in effect for pension, profit sharing, deferred compensation, severance pay, bonuses, stock options, stock purchases, or any other form of retirement or deferred benefit, or for any health, accident or other welfare plan, as to which Buyers will become liable as a result of the transactions contemplated hereby.

         Section 3.13. INVENTORY. All of the Inventory is of a quality usable and saleable in the ordinary course of the U.S. ProTurf Business in accordance with past practices.

         Section 3.14. PRODUCTS. Except as set forth on Schedule 3.14, each of the Products produced or sold by Sellers in connection with the U.S. ProTurf Business (a) is, and at all times has been, in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations and (b) is, and at all relevant times has been, fit for the ordinary purposes for which it is intended to be used and conforms in all material respects to any promises or affirmations of fact made on the container or label for such product or in connection with its sale. There is no design defect with respect to any of such Products, and each of such Products contains adequate warnings, presented in a reasonably prominent manner, in accordance with applicable laws and current industry practice with respect to its contents and use.

         Section 3.15. FINDER'S FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Sellers who might be entitled to any fee or commission from Buyers or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

         Section 3.16. REPRESENTATIONS. The representations and warranties of Sellers contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect with respect to the U.S. ProTurf Business or the U.S. ProTurf Assets.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYERS

         Buyers, jointly and severally, represent and warrant to Sellers that:

         Section 4.01. CORPORATE EXISTENCE AND POWER. (a) Andersons is an Ohio corporation duly incorporated, validly existing in good standing under the laws of the state of Ohio and has all requisite corporate power and authority to purchase, own and hold the U.S. ProTurf Assets and to conduct the U.S. ProTurf Business.

         (b) TAAI is an Illinois corporation duly incorporated, validly existing in good standing under the laws of the state of Illinois and has all requisite corporate power and authority to purchase, own and hold the U.S. ProTurf Assets and to conduct the U.S. ProTurf Business.

         Section 4.02. CORPORATE AUTHORITY. (a) Each of Andersons and TAAI has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions to be undertaken by it as contemplated hereby.

         (b) The execution and delivery of this Agreement by each of Andersons and TAAI, the performance by it of its obligations hereunder and the consummation by it of the transactions to be undertaken by it as contemplated hereby have been duly and validly authorized by all necessary corporate action of each of Andersons and TAAI.

         (c) This Agreement has been duly and validly executed and delivered on behalf of each of Andersons and TAAI and constitutes its valid and binding agreement.

         Section 4.03. CONSENTS AND APPROVALS; NO VIOLATIONS. (a) Neither the execution and delivery of this Agreement by Andersons, nor its consummation of the transactions to be undertaken by it as contemplated hereby, will (i) violate any provision of its articles of incorporation or regulations (or any equivalent governing documents); (ii) constitute (upon notice, lapse of time or otherwise) a breach or a default (or give rise to any right of termination, cancellation or acceleration) under any note, bond, mortgage, indenture, franchise, lease, contract or other agreement to which Andersons is a party or by which it may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory authority against, or any agreement with or condition imposed by, any governmental or regulatory authority, binding upon it; or (iv) violate any statute, law, rule or regulation of any federal, state, local or other governmental authority applicable to it or its property, assets or business, excluding from the foregoing clauses (i) to and including (iv) such breaches, defaults, rights and violations that, in the aggregate, do not have a Material Adverse Effect on Andersons.

         (b) Neither the execution and delivery of this Agreement by TAAI, nor its consummation of the transactions to be undertaken by it as contemplated hereby, will (i) violate any provision of its articles of incorporation or regulations (or any equivalent governing documents); (ii) constitute (upon notice, lapse of time or otherwise) a breach or a default (or give rise to any right of termination, cancellation or acceleration) under any note, bond, mortgage, indenture, franchise, lease, contract or other agreement to which TAAI is a party or by which it may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory authority against, or any agreement with or condition imposed by, any governmental or regulatory authority, binding upon it; or (iv) violate any statute, law, rule or regulation of any federal, state, local or other governmental authority applicable to it or its property, assets or business, excluding from the foregoing clauses (i) to and including (iv) such breaches, defaults, rights and violations that, in the aggregate, do not have a Material Adverse Effect on Andersons.

         Section 4.04. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Buyers of this Agreement require and are subject to the Required Approvals of any and all applicable governmental bodies, agencies, officials or authorities, including, without limitation, (i) compliance with any applicable requirements of the HSR Act; (ii) compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable environmental rules and regulations and (iv) any other applicable rules, regulations and/or laws.

         Section 4.05. LEGAL PROCEEDINGS. Neither Buyer has received notice of nor has Knowledge of any, nor are there any pending or outstanding, Claims or Claim Notices by or affecting Buyers, or any of its directors, officers or employees in their capacities as such, that could (i) prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) affect the validity or enforceability of this Agreement or compliance with the terms hereof by Buyers, excluding from the foregoing clauses
(i) and (ii) such orders, judgments, injunctions, awards and decrees that, in the aggregate, do not have a Material Adverse Effect on Buyers.

         Section 4.06. FINDER'S FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyers who might be entitled to any fee or commission from Sellers or any of their affiliates upon consummation of the transactions contemplated by this Agreement.

         Section 4.07. FINANCING. Andersons has sufficient funds available to make the payments set forth in Section 2.03.


                                    ARTICLE V

                              COVENANTS OF SELLERS

         Section 5.01. CONDUCT OF BUSINESS. Except as otherwise permitted or required by this Agreement or as set forth on Schedule 5.01, from the date hereof until the Closing Date:

         (a) Sellers will use reasonable efforts to conduct the U.S. ProTurf Business in the ordinary course of business consistent with past practices, use reasonable efforts to preserve intact the business organizations and relationships with third parties and keep available the services of the present employees of the U.S. ProTurf Business; and

         (b) without limiting the generality of the foregoing, Sellers will not, except in the ordinary course of business:

                   (i) incur, create or assume any mortgage, security interest or other encumbrance on the U.S. ProTurf Assets;

                  (ii) sell, assign, lease or otherwise transfer or dispose of any of the U.S. ProTurf Assets;

                  (iii) renegotiate, modify, amend or terminate any of the Contracts or fail to comply with the terms and conditions of any of the Contracts in any material respect; or

                  (v)      agree or commit to do any of the foregoing.

Furthermore, Sellers will not take or agree or commit to take any action that would make any of Sellers' representations and warranties contained in this Agreement to become untrue or incorrect in any material respect at, or as of any time prior to, the Closing Date. Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that between the date hereof and the Closing Date, Sellers will be actively marketing and selling the Excluded Inventory and that such sales may be made outside of the ordinary course of business and may be made above, at or below the standard cost of such Excluded Inventory.

         Section 5.02. REQUIRED APPROVALS. Sellers shall (a) take all reasonable steps necessary or appropriate to obtain, as promptly as possible, all Required Approvals required of them, (ii) cooperate reasonably with Buyers in obtaining all Required Approvals required of Buyers and (iii) provide such information and communications to governmental and regulatory authorities as any such authority or Buyers reasonably requests in connection with obtaining any Required Approval required of any party hereto.

         Section 5.03. ACCESS TO INFORMATION. From the date hereof until the Closing Date, Sellers (a) will give Buyers, their counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of Sellers relating to the U.S. ProTurf Business;
(b) will furnish to Buyers, their counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the U.S. ProTurf Business as such Persons may reasonably request and (c) will instruct the employees, counsel and financial advisors of Sellers to cooperate with Buyers in its investigation of the U.S. ProTurf Business; PROVIDED that no investigation pursuant to this Section shall affect any representation or warranty given by Sellers hereunder; and, PROVIDED, FURTHER, that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Seller.

         Section 5.04. NOTICES OF CERTAIN EVENTS. Sellers shall promptly notify Buyers of:

         (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

         (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

         (c) any actions, suits, claims, investigations or proceedings commenced or, to Sellers' Knowledge threatened against, relating to or involving or otherwise affecting the U.S. ProTurf Business or the U.S. ProTurf Assets that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.09 or that relate to the consummation of the transactions contemplated by this Agreement.

         Section 5.05.  NON-COMPETITION.

         (a) Sellers agree that for the period during which TAAI is paying royalties to Sellers pursuant to the U.S. ProTurf License Agreement (or, in the event that TAAI properly terminates the U.S. ProTurf License Agreement before the fifth anniversary of the Closing Date, through the fifth anniversary of the Closing Date), neither Seller shall engage, either directly or indirectly, as a principal or for its own account or solely or jointly with others in any business that competes with the U.S. ProTurf Business or that competes in the U.S. Professional Turf Market, in each case, as it exists on the Closing Date; PROVIDED, that nothing herein shall prohibit the acquisition by Scotts or any of its affiliates of a diversified company having not more than 10% of its sales (based on its latest published annual audited financial statements) attributable to any business that competes with the U.S. ProTurf Business or in the U.S. Professional Turf Market.

         (b) Notwithstanding anything to the contrary contained herein, Buyers specifically acknowledge that this Section 5.05 shall not prohibit Scotts from engaging, directly or indirectly, in any one or more of the following activities: (i) the manufacture, formulation, marketing, distribution and/or sale of grass seed products in and/or for use in the Territory, whether for the U.S. Professional Turf Market or not; (ii) the manufacture or formulation of any product, whether it competes with a Product or not, and the marketing, distribution and/or sale of such product through Retail Channels in the Territory, so long as such product does not bear any of the trademarks that are being licensed to the Buyers pursuant to the U.S. ProTurf License Agreement;
(iii) the provision of services and products, whether such products compete with any Product or not, to residential and commercial properties (excluding golf courses and excluding the sale of products, but not services, to the remainder of the U.S. Professional Turf Market) through Scotts' lawn service business (including locations owned by Scotts, those owned by Scotts' franchisees and those owned by licensees of the "SCOTTS" trademark), so long as such services and products do not bear any of the trademarks that are being licensed to Buyers pursuant to the U.S. ProTurf License Agreement; (iv) the manufacture, formulation, marketing, distribution and/or sale of any product or service outside of the Territory or (v) the marketing, distribution and/or sale of any or all of the Excluded Inventory at any time, or from time to time, through August 31, 2000. Scotts agrees that, notwithstanding the definition of "Retail Channels" and notwithstanding anything to the contrary contained herein, Scotts shall not intentionally sell any products that compete with the Products directly to participants in the U.S. Professional Turf Market via the Internet.

         (c) If any provision contained in this Section 5.05 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section 5.05 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. Sellers acknowledge that Buyers would be irreparably harmed by any breach of this Section 5.05 and that there would be no adequate remedy at law or in damages to compensate Buyers for any such breach. Sellers agree that Buyers shall be entitled to injunctive relief requiring specific performance by Sellers of this Section 5.05.

         Section 5.06. TRANSFER OF REGISTRATIONS. (a) The Sellers will transfer all U.S. Environmental Protection Agency pesticide registrations primarily used in the U.S. ProTurf Business to the Buyers as soon after the Closing Date as is reasonable. Sellers have the option of transferring either the existing U.S. Environmental Protection Agency registration or applying for a "me-too" registration and transferring that "me-too" registration to the Buyers. In the situation where a registration is not obtained by the Buyers within one year after the Closing Date, Sellers will provide Buyers with a means of continuing in business until such time as the registration is procured. A list of all Scotts' U.S. Environmental Protection Agency registrations for the U.S. ProTurf Business is included in Schedule 2.01(b)(1).

         (b) Sellers acknowledge that certain of the U.S. Environmental Protection Agency registrations included on Schedule 2.01(b)(1) are "range" registrations, which may not be transferable to the Buyers. Under circumstances where the U.S. Environmental Protection Agency will not allow the transfer of a "range" registration, Sellers agree to apply for, obtain and then transfer a sufficient number of individual U.S. Environmental Protection Agency registrations needed to support the transfer of all the Inventory included as a part of this transaction from the Sellers to the Buyers.

         (c) All data used in support of the U.S. Environmental Protection Agency registrations on Schedule 2.01(b)(1) are to be given to the Buyer within sixty (60) days of the Closing Date and Buyers and Sellers agree that each shares equally in the ownership of such data. Additionally, Sellers will provide to Buyers all data used by Sellers to support the state registrations.

         (d) Sellers agree to assist Buyers in procuring Scotts' existing subregistrations of the U.S. Environmental Protection Agency federal registrations.

         (e) Schedule 2.01(b)(1)(i) represents the active and 1999 discontinued U.S. ProTurf Business products, and the states in which these products are registered. Sellers agree to manage and maintain the individual state registrations for all the active and 1999 discontinued products included as a part of this transaction until the federal registrations have transferred to the Buyers and the Buyers have obtained individual state registrations. Buyers agree to reimburse the Sellers for all state regulatory fees, including any discontinuance fees for all active products. Unless the parties otherwise agree, Sellers are responsible for all regulatory fees, including any discontinuance fees, for 1999 discontinued products represented on
Schedule 2.01(b)(1)(i) for a period of one year after Closing Date. Thereafter, Sellers agree to continue the administration of state registration renewals for the 1999 discontinued products at the Buyers' request on a SKU by SKU basis provided that the Buyers have used commercially reasonable efforts to sell these discontinued products. Buyers agree to reimburse the Sellers for any registration and discontinuance fees related to the 1999 discontinued U.S. ProTurf Business products beyond one year after Closing.

         (f) Buyers acknowledge that products listed on Schedule 2.01(b)(4), if not listed on Schedule 2.01(b)(1)(i), do not have operable state registrations. Sellers agree to assist Buyers in obtaining necessary state registrations and manage the registrations for these products. Unless the parties agree otherwise, to the extent that Sellers pay any registration fees on Buyers' behalf, Buyers agree to reimburse Sellers promptly.

         (g) Buyers are responsible for all tonnage and inspection or millage fees for all products sold by Buyers. Sellers are responsible for all tonnage and inspection or millage fees for all products sold by the Sellers. Sellers agree to manage any individual state tonnage reporting until such time as the Buyers have obtained the appropriate state registrations. To the extent that Sellers pay any such fees on Buyers' behalf, Buyers agree to reimburse Sellers promptly in full.

         (h) Buyers will forward any adverse effects notices, as required by
Section 6(a)(2) of FIFRA, to the Sellers for any Scotts-labeled pesticide products sold by Buyers.

                                   ARTICLE VI

                               COVENANTS OF BUYERS

         Section 6.01. REQUIRED APPROVALS. Buyers shall (i) take all steps necessary or appropriate to obtain, as promptly as is possible, all Required Approvals required of them; (ii) cooperate reasonably with Sellers in obtaining all Required Approvals required of them; and (iii) provide such information and communications to governmental and regulatory authorities as any such authority or Scotts reasonably requests in connection with obtaining each Required Approval required of any party hereto.

         Section 6.02.  NON-COMPETITION.

         (a) Buyers agree that for a period of five years following the Closing Date, neither Buyer shall, either directly or indirectly, as a principal or for its own account or solely or jointly with others, sell any Product or any other product that bears any of the trademarks that are subject of the U.S. License Agreements through any Retail Channel in the Territory. The parties acknowledge and agree that communications and transactions via the Internet to purchasers, potential purchasers or their agents in the U.S. Professional Turf Market shall not be deemed to be a violation of this Section 6.02(a). Furthermore, the parties acknowledge and agree that this Section 6.02(a) is not intended to prevent, and shall not be deemed to apply to, the manufacture, formulation, distribution, marketing or sale of any professional turf product line through Retail

Channels, other than any Product or product that bears any of the trademarks subject to the U.S. License Agreements.

         (b) If any provision contained in this Section 6.02 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section 6.02 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. Buyers acknowledge that Sellers would be irreparably harmed by any breach of this Section 6.02 and that there would be no adequate remedy at law or in damages to compensate Sellers for any such breach. Buyers agree that Sellers shall be entitled to injunctive relief requiring specific performance by Buyers of this Section 6.02.

         Section 6.03. CONFIDENTIALITY. Prior to the Closing Date and after any termination of this Agreement, Buyers and their affiliates will hold, and will use their reasonable best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the U.S. ProTurf Business, the Canadian ProTurf Business or Sellers furnished to Buyers or their affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Buyers,
(ii) in the public domain through no fault of Buyers or (iii) later lawfully acquired by Buyers from sources other than Sellers; PROVIDED, that Buyers may disclose such information to their officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such Persons are informed by Buyers of the confidential nature of such information and are directed by Buyers to treat such information confidentially. The obligation of Buyers and their affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Buyers and their affiliates will, and will use their reasonable best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Seller, upon request, all documents and other materials, and all copies thereof, obtained by Buyers or their affiliates or on their behalf from Sellers in connection with this Agreement that are subject to such confidence.

                                   ARTICLE VII
                            COVENANTS OF ALL PARTIES
                            ------------------------

         Section 7.01. WARRANTY DISCLAIMER. Except to the extent set forth under
Section 9.02(a) or otherwise as expressly provided in this Agreement, Buyers and Sellers agree that SELLERS MAKE NO FURTHER OR OTHER REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MATTER WITH RESPECT TO THE INVENTORY AND/OR ANY OTHER PART OF THE U.S. PROTURF ASSETS, AND SELLERS SPECIFICALLY DISCLAIM ANY LIABILITY FOR INCIDENTAL, CONSEQUENTIAL OR OTHER DAMAGES.

         Section 7.02. EXPENSES. Except as otherwise expressly provided herein, each party to this Agreement shall bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, all fees of agents, representatives, legal counsel and accountants, whether or not the transactions contemplated hereby shall be consummated.

         Section 7.03. FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each party will use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Each party agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyers good and marketable title to the U.S. ProTurf Assets.

         Section 7.04. PUBLIC ANNOUNCEMENTS. Except as may be required by law, no party to this Agreement shall make, encourage or permit disclosure of any kind or form in respect of this Agreement or the transactions contemplated hereby unless Scotts and Buyers mutually agree in advance on the form, timing and content of any such disclosure, whether to the financial community, a governmental agency, the public generally or otherwise. Each party agrees to promptly review any disclosure provided by the other party pursuant to this
Section 7.04 and shall not unreasonably withhold, delay or condition its consent to any such disclosure.

         Section 7.05.  COLLECTION OF ACCOUNTS RECEIVABLE.

         (a) As of the date hereof, there are outstanding accounts receivable owing from Turf Partners, Inc. Buyers and Sellers specifically acknowledge and agree that none of the accounts receivable of the U.S. ProTurf Business are included among the U.S. ProTurf Assets and that such accounts receivable shall remain the property of Sellers.

         (b) Between the date hereof and the Closing Date, Sellers agree to use their reasonable efforts, consistent with past practices, to collect all of such accounts receivable, including those from Turf Partners, Inc.

         (c) In connection with the Closing, the parties shall mutually prepare a statement setting forth (i) the amount of accounts receivable of the U.S. ProTurf Business as of the Closing Date (the "Closing Receivables") and (ii) the amount of such accounts receivable attributable to Turf Partners, Inc. (the "Turf Partners Receivable"), including, without limitation, to the extent available, a schedule of all invoices for the Turf Partners Receivable.

         (d) From and after the Closing Date, Buyers and Sellers agree to use their reasonable efforts to collect the Closing Receivables on behalf of Sellers. Any monies received by Buyers after the Closing Date in connection with such Closing Receivables shall be for the benefit and account of Sellers and shall be promptly remitted to Sellers. Scotts and Buyers agree to reasonably cooperate in the collection of the Closing Receivables.

         (e) From time to time after the Closing Date, Buyers and Scotts shall consult with respect to the status of any uncollected Closing Receivables generally, and specifically with respect to the Turf Partners Receivable. If, and to the extent that, Buyers and Scotts determine in good faith that all or any portion of the Turf Partners Receivable is uncollectible, Buyers agree to promptly reimburse Scotts for 33.75% of the portion of the Turf Partners Receivable deemed uncollectible, up to an aggregate amount of $2,700,000; PROVIDED, that, for purposes of the foregoing, any portion of the Turf Partners Receivable that has not been collected within 120 days of its due date, shall automatically be deemed to be uncollectible, unless Buyers and Scotts mutually agree otherwise. If, and to the extent that Scotts or Buyers collect any portion of the Turf Partners Receivable after it has been deemed uncollectible, Buyers shall be reimbursed for 33.75% of such portion so collected (net of any reasonable, out-of-pocket costs of collection) up to an aggregate amount of $2,700,000.

         Section 7.06. INSURANCE. As of the Closing Date, (i) Buyers agree to furnish insurance certificates naming the Sellers as additional insureds under its general and automobile liability policies with limits of at least $2,000,000 per occurrence and (ii) Sellers agree to furnish insurance certificates naming the Buyers as an additional insured under its general and automobile liability policies with limits of at least $2,000,000 per occurrence. The specified limits of insurance may be satisfied by any combination of a self-insured retention and primary or excess/umbrella liability insurance policies. For purposes of this
Section 7.06, "self-insured" means that the party is itself acting as though it were the insurance company providing the insurance required under the provisions hereof and shall pay any amounts due in lieu of insurance proceeds which would have been payable if the insurance policies had been carried by a third party insurance company, which amounts shall be treated as insurance proceeds for all purposes under this Agreement.

         Section 7.07.  USE OF THE "SCOTTS" TRADEMARK.

         (a) Except as set forth in the other subsections of this Section 7.07, after the Closing, neither Buyers nor any of their affiliates shall use any of the following names or marks that were used in the U.S. ProTurf Business:
"SCOTTS" and "Scotts and Oval Design," as set forth on Schedule 7.07. Such names shall be referred to, collectively or individually as the context requires, as the "Scotts(R) Trademarks."

         (b) After the Closing, Buyers shall have the right to sell existing Inventory bearing any Scotts(R) Trademarks, and to use existing packaging, labeling, containers, supplies, advertising materials, technical data sheets and any similar materials with respect to such Inventory, until the earlier of (i) August 31, 2001, and (ii) the date existing stocks are exhausted. Buyers shall also have the right to continue to use existing brochures relating to the Inventory, including technical data sheets bearing the Scotts(R) Trademarks, until the earlier of (i) August 31, 2001 and (ii) the date existing stocks are exhausted. Notwithstanding the foregoing, in the event that Buyers are unable to exhaust the existing stocks of one or more SKUs of Inventory by August 31, 2001 so long as Buyers have used commercially reasonable efforts to do so, Scotts shall consent in writing to extend such date, on a SKU by SKU basis, for a reasonable period of time, as negotiated in good faith by Scotts and Andersons, to permit the exhaustion of such SKUs of Inventory.

         (c) Sellers agree to and do hereby grant to Buyers, for the period and upon the terms and conditions set forth in this Section 7.07, the right and license: (i) to use the Scotts(R) Trademarks solely within the Territory in the sale of existing Inventory using existing packaging, labels, containers and supplies and (ii) to produce advertising and promotional materials subject to the terms herein. Buyers acknowledge and agree that Sellers are the sole and exclusive owners of the Scotts(R) Trademarks in any form or embodiment thereof and are also the owners of the goodwill attached or which shall become attached to the Scotts(R) Trademarks in connection with the business and goods in relation of which the same has, is or shall be used. Buyers' rights to use the Scotts(R) Trademarks shall be governed exclusively by this Agreement, and all use of the Scotts(R) Trademarks by Buyers shall inure to the benefit of Sellers. Any sales of Inventory bearing a Scotts(R) Trademark shall be deemed to have been made by Sellers for purposes of trademark registration. All rights in the Scotts(R) Trademarks other than those specifically granted in this Agreement are reserved by Sellers for their own use and benefit.

         (d) Buyers shall sell the Inventory in accordance with all applicable laws, rules and regulations. Upon Sellers' reasonable request, Buyers will provide samples of any batch of packaged Inventory or other inventory bearing a Scotts(R) Trademark to enable Sellers to determine if Buyers are complying with the Sellers' standards of quality control. Scotts shall approve or disapprove (specifying the reasons for any disapproval) in writing within 30 days of receipt of such sample. Failure to give notice of disapproval within such period shall constitute Scotts' approval for that Inventory or other inventory bearing a Scotts(R) Trademark.

         (e) In addition to the foregoing, until no later than February 28, 2001, Buyers shall have the right to use the Scotts(R) Trademarks in advertising and other promotional materials prepared by Buyers for the sole purpose of transitioning the U.S. ProTurf Business from Sellers to Buyers. In connection with such advertising and promotion, Buyers shall comply with all applicable laws and regulations. Buyers agree not to use the Scotts(R) Trademarks, trade dress or any reproduction thereof in any advertising, promotion or display material without prior written approval from Scotts. All copy and material utilizing the Scotts(R) Trademarks shall be submitted for the approval of Scotts, and any material submitted and not disapproved by Scotts within 30 days shall be deemed approved.

         (f) Neither Andersons nor any of its affiliates will use any Scotts(R) Trademark as all or a portion of Andersons' or any such affiliate's corporate name, trade name or other designation. Buyers' employees will not represent themselves as being representatives of or being from Sellers. Buyer will not associate the Scotts(R) Trademarks with another trademark of packaging or containers without the prior written approval of such other trademark by Scotts. Buyers agree to use the Scotts(R) Trademarks only in the form approved by Scotts and may not modify, change or alter the Scotts(R) Trademarks in any manner whatsoever without the prior written approval of Scotts, which approval shall not be unreasonably delayed, conditioned or withheld. Buyers will display the Scotts(R) Trademarks only in such form and manner as is specifically approved by Scotts, which approval shall not be unreasonably delayed, conditioned or withheld.

         (g) Sellers may terminate Buyers' rights to use the Scotts(R) Trademarks pursuant to this Section 7.07 immediately: (i) if Buyers or any of their respective affiliates breaches any of the provisions of this Section 7.07 and fails to cure such breach within 10 days of written notice thereof by Scotts or (ii) upon the insolvency of Buyers, any assignment by Buyers for the benefit of its creditors, the failure to obtain the dismissal of any involuntary bankruptcy or reorganization petition filed against Buyers within 60 days from the date of such filing, the failure of Buyers to vacate the appointment of a receiver for all or any part of its business within 60 days from the date of such appointment or the dissolution of Buyers. Sellers shall provide Buyers prompt written notice of any such termination.

         (h) Buyers acknowledge that Sellers would be irreparably harmed by any breach of this Section 7.07 by Buyers and that there would be no adequate remedy at law or in damages to compensate Sellers for any such breach. Buyers agree that Sellers shall be entitled to injunctive relief requiring specific performance by Buyers of this Section 7.07.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

         Section 8.01. CONDITIONS TO OBLIGATIONS OF ALL PARTIES. The respective obligations of the parties to this Agreement to consummate the transactions contemplated hereby are subject to the satisfaction, at or prior to the Closing, of each of the following conditions precedent:

         (a) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired.

         (b) No judgment, injunction, order or decree of a court of competent jurisdiction shall (i) prohibit the consummation of any of the transactions contemplated hereby or (ii) restrain, prohibit or otherwise materially interfere with the effect, operation or enjoyment by Buyers of all or any material portion of the U.S. ProTurf Assets.

         (c) Each of the parties hereto shall have obtained each Required Approval to be obtained by it, without conditions or limitations that unreasonably restrict the ability of the parties hereto to perform this Agreement, and each of Sellers and Buyers shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, that each such Required Approval has been obtained and is in full force and effect.

         Section 8.02. CONDITIONS TO OBLIGATIONS OF BUYERS. The obligations of Buyers to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following further conditions, any one or more of which may be waived by Buyers:

         (a)(i) Sellers shall have performed in all material respects all of their obligations hereunder required to be preformed by them at or prior to the Closing Date; (ii) the representations and warranties of Sellers contained in this Agreement and in any certificate or other writing delivered by Sellers pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true at and as of the Closing Date, as if made at and as such time, with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect with respect to the U.S. ProTurf Assets or the U.S. ProTurf Business; and (iii) Buyers shall have received a certificate signed by an executive officer of each Seller to the foregoing effect.

         (b) Sellers shall have delivered the documents referred to in Section 2.05(b).

         (c) Buyers shall have received all documents it may reasonably request relating to the existence of Sellers and the authority of Sellers for this Agreement, all in form and substance reasonably satisfactory to Buyers.

         Section 8.03. CONDITIONS TO OBLIGATIONS OF SELLERS. The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following further conditions, any one or more of which may be waived by Scotts:

         (a) Buyers shall have performed in all material respects all of its obligations hereunder required to be performed by them at or prior to the Closing Date; (ii) the representations and warranties of Buyers contained in this Agreement and in any certificate or other writing delivered by Buyers pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true at and as of the Closing Date, as if made at and as such time, with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect with respect to Buyers; and

(iii) Sellers shall have received a certificate signed by an executive officer of Buyers to the foregoing effect.

         (b) Buyers shall have delivered the documents referred to in Section 2.05(c).

         (c) All of the closing conditions to Sellers' obligations under the Canadian Asset Purchase Agreement shall have been satisfied or shall have been waived by Scotts, in its sole discretion.

         (d) Sellers shall have received all documents they may reasonably request relating to the existence of Buyers and the authority of Buyers for this Agreement, all in form and substance reasonably satisfactory to Scotts.

                                   ARTICLE IX

                            SURVIVAL; INDEMNIFICATION

         Section 9.01. SURVIVAL OF WARRANTIES; TERMINATION. Except as otherwise set forth herein, the covenants, agreements, representations and warranties of the parties contained in this Agreement shall survive the Closing and shall expire on, and shall be of no further force and effect after, the first anniversary of the Closing Date; PROVIDED, that the covenants set forth in
Section 5.05 and Section 6.02 shall survive the Closing and, except as otherwise set forth therein, shall expire on and shall be of no further force and effect after the fifth anniversary of the Closing Date; PROVIDED, FURTHER, that the indemnities set forth in Section 9.02(a)(ii) and Section 9.02(b)(ii) and the covenants set forth in Section 7.07, to the extent set forth therein, shall survive the Closing without expiration. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Section 9.02 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom indemnity may be sought prior to such time.

         Section 9.02. INDEMNIFICATION. (a) After consummation of the Closing, Sellers hereby, jointly and severally, indemnify Buyers against and agree to hold them harmless from any and all Claims incurred or suffered by Buyers, or any officer, director, employee, agent, representative or affiliate thereof, arising out of:

                  (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Sellers pursuant to this Agreement; or

                  (ii) any Excluded Liability or any obligation or liability of the U.S. ProTurf Business relating to the Excluded Assets; or

                  (iii)  the U.S. ProTurf Business prior to Closing;

PROVIDED, that (x) Sellers shall not be liable under this Section 9.02(a)(i) unless the aggregate amount of Buyers' Claims with respect to all matters referred to in this Section 9.02(a) (determined without regard to any materiality or Material Adverse Effect qualification contained in any representation, warranty or covenant giving rise to the Claim) exceeds $500,000 and then only to the extent of such excess and (y) Sellers' maximum liability under this Section 11.02(a) shall not exceed $2,000,000; PROVIDED, FURTHER, that the immediately preceding proviso shall not apply to a breach of Sellers' obligations pursuant to Section 5.05(a) or Section 13.07 for which Sellers shall be liable from the first dollar and without limitation as to amount. In addition, Sellers agree to indemnify Buyers and hold them harmless from any and all Claims by Turf Partners, Inc. arising out of any alleged breach by Scotts of Scotts' distribution agreement with Turf Partners, Inc. from the first dollar and without limitation as to amount; PROVIDED that Andersons agrees to use reasonable efforts to establish a distributor relationship with Turf Partners, Inc. or its successor.

         (b) After consummation of the Closing, and subject to the provisions of
Section 9.04, Buyers hereby indemnify Sellers against and agree to hold them harmless from any and all Claims incurred or suffered by either Seller, or any officer, director, employee, agent, representative or affiliate thereof, arising out of:

                  (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyers pursuant to this Agreement;

                  (ii)   any Assumed Liability;

                  (iii)  any failure to pay any amounts due pursuant to
                         Section 7.05(e); or

                  (iv)   the U.S. ProTurf Business after Closing;

PROVIDED, that (x) Buyers shall not be liable under this Section 9.02(b)(i) unless the aggregate amount of Sellers' Claims with respect to all matters referred to in this Section 9.02(b) (determined without regard to any materiality or Material Adverse Effect qualification contained in any representation, warranty or covenant giving rise to the Claim) exceeds $500,000 and then only to the extent of such excess and (y) Buyers' maximum liability under this Section 11.02(b) shall not exceed $2,000,000; PROVIDED, FURTHER, that the immediately preceding proviso shall not apply to (A) a breach of Buyers' obligations pursuant to Section 7.05(e) for which Buyers shall be liable from the first dollar up to the amount set forth in such Section 7.05(e) or (B) a breach of Section 6.02 or Section 7.07 for which Buyers shall be liable from the first dollar and without limitation as to amount.

         Section 9.03. PROCEDURES. (a) The Indemnitee agrees to give prompt notice to the Indemnitor of any Claim hereunder.

         (b) In addition to, and not in limitation of, the foregoing, if any Claim for which Indemnitee would be entitled to indemnification under this Agreement arises out of a claim or liability asserted against or sought to be collected from Indemnitee by a third party, Indemnitee shall promptly give to Indemnitor a Claim Notice in respect of such Claim. Indemnitor shall have thirty (30) Business Days following the giving of a Claim Notice to it to notify Indemnitee whether or not Indemnitor elects to defend Indemnitee in respect of such Claim; and

                  (i) If Indemnitor so elects to defend Indemnitee in respect of such Claim, Indemnitor shall either settle or, by appropriate proceedings, defend such Claim in a manner intended to protect the interests of Indemnitee; and Indemnitee shall cooperate as reasonably requested by Indemnitor in connection with such settlement or defense. Indemnitor shall (i) have the right to control the defense or settlement of the Claim involved, (ii) pay all costs and expenses of such proceedings incurred by it, and (iii) pay the amount of any resulting settlement, judgment or award if it shall be determined that such Claim is subject to indemnification by Indemnitor under this Agreement; provided, however, that Indemnitor shall effect no settlement of such Claim if such settlement would affect the liability of Indemnitee unless Indemnitee shall consent thereto in writing, which consent shall not be unreasonably delayed or withheld. If Indemnitee desires to participate in, without controlling, any such defense or settlement by Indemnitor, it may do so at Indemnitee's sole cost and expense and without affecting any rights Indemnitee may have against Indemnitor.

                  (ii) If Indemnitor shall not so elect to defend Indemnitee in respect of such Claim, Indemnitee shall either settle or, by appropriate proceedings, defend such Claim in a manner intended to protect the interests of Indemnitor; and Indemnitor shall cooperate as reasonably requested by Indemnitee in connection with such settlement or defense. Indemnitee shall (x) have the right to control the defense or settlement of the Claim involved and (y) be indemnified by Indemnitor for its reasonable costs and expenses of such defenses, and for the amount of any resulting settlement, judgment or award, if it shall be determined that such Claim is subject to indemnification by Indemnitor under this Agreement; PROVIDED, HOWEVER, that Indemnitee shall effect no settlement of such Claim if such settlement would affect the liability of Indemnitor unless Indemnitor shall consent to such settlement in writing, which consent shall not be unreasonably delayed or withheld. If Indemnitor desires to participate in, without controlling, any such defense or settlement by Indemnitee, it may do so at its sole cost and expense and without affecting any rights Indemnitor may have against Indemnitee.

                                    ARTICLE X

                                   TAX MATTERS

         Section 10.01. TAX COOPERATION. Buyers and Sellers agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the U.S. ProTurf Assets and the U.S. ProTurf Business as is reasonably necessary for the filing of all tax returns, and making of any election related to taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any tax return. Sellers and Buyers shall cooperate with each other in the conduct of any audit or other proceeding related to taxes involving the U.S. ProTurf Business and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 10.01.

         Section 10.02. ALLOCATION OF TAXES. (a) All personal property taxes and similar ad valorem obligations levied with respect to the U.S. ProTurf Assets that accrue during the Sellers' taxable period that ends on the Closing Date shall be paid by Sellers. All personal property taxes and similar ad valorem obligations levied with respect to the U.S. ProTurf Assets that accrue during Buyers' taxable period that begins after the Closing Date shall be paid by Buyers. All personal property taxes and similar ad valorem obligations levied with respect to the U.S. ProTurf Assets that accrue for a taxable period which includes (but does not end on) the Closing Date shall be apportioned between Sellers, on the one hand, and Buyers, on the other, as of the Closing Date based on the number of days of such taxable period included in the pre-Closing tax period and the number of days of such taxable period included in the post-Closing tax period. Sellers shall be liable for the proportionate amount of such taxes that is attributable to the pre-Closing tax period. Within 180 days after the Closing Date, Sellers and Buyers shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 10.02 together with such supporting evidence as is reasonably necessary to calculate any allocated amount. The allocated amount shall be paid by the party or parties owing it to the other(s) within 10 days after delivery of such statement. Thereafter, Sellers shall notify Buyers upon receipt of any bill for personal property taxes relating to the U.S. ProTurf Assets, part or all of which are attributable to the post-Closing tax period, and shall promptly deliver such bill to Buyers who shall pay the same to the appropriate taxing authority, PROVIDED, that if such bill covers the pre-Closing tax period, Sellers shall also remit prior to the due date of assessment to Buyers payment for the proportionate amount of such bill that is attributable to the pre-Closing tax period. In the event that either Sellers, on the one hand, or Buyers, on the other, shall thereafter make a payment for which it is entitled to reimbursement under this Section 10.02, the other party or parties shall make such reimbursement promptly but in no event later than 30 days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.

         (b) Any payment required under this Section 10.02 and not made within 10 days of delivery of the statement shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Internal Revenue Code of 1986, as amended, for each day until paid.

         Section 10.03. SALES AND USE TAXES. Any transfer, documentary, sales, use or other taxes assessed upon or with respect to the transfer of the U.S. ProTurf Assets to Buyers and any recording of filing fees with respect thereto shall be the responsibility of Buyers.

                                   ARTICLE XI

                          LABOR AND EMPLOYMENT MATTERS

         Section 11.01. EMPLOYEES AND OFFERS OF EMPLOYMENT. (a) Andersons shall offer employment to all non-Marysville-based active employees listed on Schedule
3.11 and may offer employment to such Marysville-based active employees listed on Schedule 3.11 as Andersons in its sole discretion may determine. For purposes of this Article XI, the term "active employees" shall mean any Person listed on
Schedule 3.11 who, on the Closing Date, is actively employed by Sellers in the U.S. ProTurf Business or who is on short-term disability leave, authorized leave of absence, military service or lay-off with recall rights as of the Closing Date (such inactive employees shall be offered employment by Andersons as of the date they return to active employment), but shall exclude any other inactive or former employee, including any Person who has been on long-term disability leave or unauthorized leave of absence or who has terminated his or her employment, retired or died on or before the Closing Date. The employees who accept and commence employment with Andersons are hereinafter collectively referred to as the "Transferred Employees."

         (b) Offers of employment (i) shall be for equivalent total compensation opportunity as provided by Sellers to the Transferred Employees immediately prior to the Closing. Based on current information, it appears that, on average, the Sellers' current compensation mix is 60% base salary and 40% incentive opportunity. Under the Buyers' program, this mix is approximately 80% base salary and 20% incentive opportunity, based on the achievement of established performance goals. Offers of employment will also include employee benefits provided by Andersons to its similarly situated employees. Andersons shall not reduce any Transferred Employee's initial base salary as described in this Section as an employee of Andersons during the twelve month period after the Transferred Employee's Employment Date.

         (c) Sellers will not take any action that would impede, hinder, interfere or otherwise compete with Andersons' efforts to hire any employees listed on Schedule 3.11. Andersons shall not assume responsibility for any Transferred Employee until such employee commences employment with Andersons. The date on which a Transferred Employee commences work for Andersons is the Transferred Employee's "Employment Date."

         (d) If during the twelve month period after a Transferred Employee's Employment Date (i) Andersons terminates the employment of the Transferred Employee without cause; or (ii) Andersons relocates the Transferred Employee without the Transferred Employee's consent, Andersons shall pay to such Transferred Employee the amount which the Transferred Employee would have received under Scotts Termination Policy, minus the transition payment of approximately $650,000 made by Scotts at the time of transfer to Andersons employment. The payments under this Section 11.01(d) shall be in lieu of and not in addition to severance under Andersons' severance pay programs for terminations during the twelve month period after a Transferred Employee's Employment Date.

         (e) For the purposes of Sections 11.01(d), "cause" shall mean (i) the conviction of a felony, (ii) the willful failure to perform reasonable job-related requests, (iii) an act of intentional fraud, embezzlement or theft,
(iv) an act or omission of gross misconduct injurious to Andersons, or (v) a material violation of Andersons' rules, policies or procedures. Andersons agrees to indemnify and hold the Sellers harmless from and against any and all claims, damages, liabilities or losses arising out of or related to Andersons' hiring, promotion or termination of any Transferred Employee, including any severance payments required under Sections 11.01(d).

         Section 11.02. SELLERS' EMPLOYEE BENEFIT PLANS. (a) Sellers shall retain all obligations and liabilities under the employee benefit plans and benefit arrangements in respect of each employee or former employee (including any beneficiary thereof) who is not a Transferred Employee. Scotts or one of its affiliates shall retain all liabilities and obligations in respect of benefits accrued as of the Closing Date by Transferred Employees under Scotts' employee benefit plans and benefit arrangements, and neither Andersons nor any of its affiliates shall have any liability with respect thereto. No assets of any of Sellers' employee benefit plans or benefit arrangements shall be transferred to either Andersons or any of its affiliates or to any plan of either Andersons or any of its affiliates.

         (b) With respect to the Transferred Employees (including any beneficiary or dependent thereof), Sellers shall retain (i) all liabilities and obligations arising under any group life, accident, medical, dental or disability plan or similar arrangement (whether or not insured) to the extent that such liability or obligation relates to contributions or premiums accrued (whether or not payable), or to claims incurred (whether or not reported), on or prior to the Closing Date; (ii) all liabilities and obligations arising under any worker's compensation arrangement to the extent such liability or obligation relates to the period prior to the Closing Date, including liability for any retroactive worker's compensation premiums attributable to such period and (iii) all other liabilities and obligations arising under Scotts' employee benefit plans and benefit arrangements to the extent any such liability or obligation relates to the period prior to the Closing Date, including, without limitation, liabilities and obligations in respect of accruals through the Closing Date under any bonus plan or arrangement, any vacation plans, arrangements and policies.

         (c) With respect to any Transferred Employee (including any beneficiary or dependent thereof) who is on short-term disability under any Scotts' benefit plan on or prior to the Closing Date and continues on short-term disability after the Closing Date, Sellers shall be responsible for claims and expenses incurred both before and after the Closing Date in connection with such Person, to the extent that such claims and expenses are covered by Scotts' benefit plans or arrangements, until such time, (if any) that, in the case of a Transferred Employee, such Person resumes full-time employment with either Andersons or one of its affiliates.

         Section 11.03. BUYERS BENEFIT PLANS. (a) Andersons shall treat the Transferred Employees' service with Sellers as service with Andersons under Andersons' defined benefit pension plan for purposes of eligibility and vesting but not for purposes of benefit accruals.

         (b) Andersons shall treat the Transferred Employees' service with Sellers as service with Andersons under Andersons' defined contribution retirement plan for purposes of eligibility to make Section 401(k) contributions but not for vesting. Matching contributions will be allocated at the time of employee deferral contributions.

         (c) Andersons shall treat service with Sellers as service with Andersons under Andersons' retiree medical plans only in the case of Transferred Employees who have attained age 47 as of the Closing Date but are not eligible for, and are not eligible to bridge to eligibility for, Scotts' retiree medical plan. Andersons will not treat any other Transferred Employees' service with Sellers as service under Andersons' retiree medical plan.

         (d) Andersons will not treat the Transferred Employees' service with Sellers as service under Andersons' severance pay programs.

         (e) Andersons shall treat the Transferred Employees' service with Sellers as service with Andersons under all of Andersons other employee benefit plans, programs and arrangements for similarly situated employees (including vacation pay programs, group health plans, sick pay, short-term disability programs, long-term disability programs, nonqualified deferred compensation plans and group term life insurance).

         (f) Sellers shall cooperate with Andersons to provide applicable service data. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any of Andersons' employee benefit plans, programs or arrangements; provided that any amendment, modification or termination of any of Andersons' employee benefit plans, programs or arrangements shall not distinguish between Transferred Employees and Andersons' similarly situated employees.

         Section 11.04. NO THIRD PARTY BENEFICIARIES. No provision of this
Article XI shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of Sellers or of any of their subsidiaries in respect of continued employment (or resumed employment) with either Andersons or the U.S. ProTurf Business, and no provision of this Article XI shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any pre-existing Scotts employee benefit plan or benefit arrangement or any plan or arrangement which may be established by Andersons.

                                   ARTICLE XII

                                   TERMINATION

         Section 12.01. GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing, as follows:

         (i)      by the mutual, written consent of Scotts and Andersons;

         (ii) by either Scotts or Andersons, if the Closing has not occurred by May 31, 2000, except as a result of the failure of any applicable waiting period under the HSR Act relating to the transactions contemplated hereby to have expired, in which case such date shall be extended to December 31, 2000; or

         (iii) by either Scotts or Andersons, if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

         The party desiring to terminate this Agreement pursuant to clauses (ii) or (iii) shall give notice of such termination to the other party.

         Section 12.02. EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 12.01, such termination shall be without liability of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement; PROVIDED that if such termination shall result from the willful failure of either party to fulfill a condition to the performance of the obligations of the other party or to perform a covenant of this Agreement or from a willful breach by either party to this Agreement, such party shall be fully liable for any and all Claims incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 6.04 and 7.02 shall survive any termination hereof pursuant to Section 12.01.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         Section 13.01. NOTICES. Any notice or other communication required or permitted hereunder must be in writing and shall be deemed to have been duly given when (i) delivered to the party to whom it is given personally, (ii) deposited in the U.S. Mail if sent by certified or registered mail (return receipt requested, postage prepaid and addressed to the party to whom it is given as provided immediately below), or (iii) sent by facsimile transmission if transmitted to each telephone number specified immediately below for so giving such notice or communication to the party to whom it is given:

                  if to Sellers, to:

                           The Scotts Company
                           14111 Scottslawn Road
                           Marysville, OH 43041
                           Attention: James Hagedorn
                                         David Aronowitz
                           FAX Telephone No. (937) 644-7568

                           and

                           OMS Investments, Inc.
                           c/o Delaware Corporate Management
                           1105 N. Market Street
                           Wilmington, DE 19899
                           Attention: Susan T. Dubb
                           FAX Telephone No. (302) 427-7664

                  with a copy to:

                           Vorys, Sater, Seymour and Pease LLP
                           52 East Gay Street
                           Columbus, OH 43215
                           Attention: Ronald A. Robins, Jr.
                           FAX Telephone No. (614) 719-4926

                  if to Buyers, to:

                           The Andersons, Inc.
                           P.O. Box 119
                           Maumee, OH 43537
                           Attention: Michael J. Anderson
                           FAX Telephone No. (419) 891-6695

                           and

                           The Andersons Agriservices, Inc.
                           3315 N. Staley Road
                           P.O. Box 6659
                           Champaign, IL 61822
                           Attention: Larry Wood
                           FAX Telephone No. (217) 352-0848
                  with a copy to:

                           The Andersons, Inc.
                           P.O. Box 119
                           Maumee, OH 43537
                           Attention: General Counsel
                           FAX Telephone No. (419) 891-6695

         Any party hereto may from time to time by notice given in accordance with this Section 13.01 to each other party hereto substitute a different address, telephone number or Person for receipt of notices and communications hereunder by the party giving such notice.

         Section 13.02. ASSIGNMENT. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the respective successors and permitted assigns (including successive, as well as immediate, successors and permitted assigns) of the parties hereto, but neither this Agreement nor any right hereunder may be assigned by any party without the written consent of each other party hereto; PROVIDED, HOWEVER, that Buyers may assign their rights hereunder to any wholly-owned subsidiary of Andersons, or to any other subsidiary or affiliate of Andersons of which Andersons owns more than 50% of the total voting power and over which Andersons exercises actual control, in each case, so long as Buyers unconditionally guarantee the assignee's performance of its obligations hereunder; PROVIDED, FURTHER, that Scotts may assign its rights hereunder to any subsidiary or affiliate of Scotts so long as Scotts unconditionally guarantees the assignee's performance of its obligations hereunder.

         Section 13.03. NO THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement is intended or shall be construed to afford to any Person, other than a party hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision hereof.

         Section 13.04. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which, taken together, shall be deemed to constitute a single instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by the other party hereto.

         Section 13.05 ENTIRE AGREEMENT. This Agreement, the U.S. License Agreements, the U.S. Supply Agreement and that certain Confidentiality Agreement dated as of October 1, 1999, by and among Scotts and Andersons constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon a Person other than the parties hereto any rights or remedies hereunder. Notwithstanding the foregoing, between the date hereof and the Closing Date, the parties agree to enter into a mutual non-disclosure and confidentiality agreement protecting each party's disclosure of information pursuant to this Agreement or any of the Related Agreements.

         Section 13.06. AMENDMENTS; NO WAIVERS. (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Scotts and Andersons or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 13.07. BULK SALES LAWS. Each of Buyers and Sellers hereby waives compliance by Sellers with the provisions of the "bulk sales," "bulk transfer" or similar laws of any state. Sellers agree to indemnify, defend and hold Buyers harmless against any and all claims, losses, damages, liabilities, costs and expenses incurred by Buyers or any of its affiliates (including, without limitation, reasonable attorneys' fees and court and other costs) as a result of any failure to comply with any such "bulk sales," "bulk transfer" or similar laws.

         Section 13.08. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision or portion hereof.

         Section 13.09. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Ohio, without giving effect to the choice-of-law or conflict-of-laws principles thereof.

         Section 13.10. CONSENT TO JURISDICTION. Each of the parties hereto irrevocably submits to the jurisdiction of any Ohio state or federal court over any suit, action or proceeding arising out of or relating to this agreement or any related document. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which they may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

         Section 13.11. CAPTIONS; EXHIBITS. (a) The Article and Section headings and any other captions appearing in this Agreement are included only for ease of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are not to be construed as a part hereof.

         (b) Neither the specification of any dollar amount in the representations and warranties of the parties contained herein not the indemnification provisions of Article IX nor the inclusion of any items in the Schedules to this Agreement will be deemed to constitute an admission by any party, or otherwise imply, that any such amounts or the items so included are material for the purpose of this Agreement.

         (c) The Schedules and Exhibits referred to herein and included herewith are part of this Agreement as if fully set forth herein. All documents or information disclosed in any of the Schedules are intended to be disclosed for all purposes under this Agreement and will also be deemed to be incorporated by reference in each of the other Schedules to which, and to the extent, they may be applicable.

         (d) The parties acknowledge and agree that, between the date hereof and the Closing Date, the Schedules and/or Exhibits to this Agreement may need to be modified as a result of information that arises after the date hereof. The parties agree to cooperate in good faith to make such modifications; PROVIDED, that any such modification shall be agreed to in writing by Scotts and Andersons.

                           [signature page to follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers to be effective as of the date first above written.

SELLERS:                                       BUYERS:

THE SCOTTS COMPANY                             THE ANDERSONS, INC.



By: /s/ G. Robert Lucas                        By: /s/ Richard M. Anderson
   --------------------------------               ----------------------------
       Name:                                          Name:
       Title: Executive Vice President                Title: President,
                and General Counsel                            Processing Group

OMS INVESTMENTS, INC.                          THE ANDERSONS AGRISERVICES, INC.


By: /s/ G. Robert Lucas                        By: /s/ Michael J. Anderson
   --------------------------------               ----------------------------
       Name:                                          Name:
       Title: President and                           Title: Director
                Chief Executive Officer

                             SCHEDULES AND EXHIBITS*
                             -----------------------

                               DESCRIPTION                                  SCHEDULE NO.
                               -----------                                  ------------
Registrations                                                               2.01(b)(1)
Intellectual Property Rights...........................................     2.01(b)(2)
Customer List..........................................................     2.01(b)(3)
Inventory..............................................................     2.01(b)(4)
Products...............................................................     2.01(b)(5)
Contracts..............................................................     2.01(b)(7)
Excluded Contracts.....................................................     2.02(a)
Excluded Inventory.....................................................     2.02(e)
Other Contracts........................................................     3.07
Intellectual Property Infringement.....................................     3.08
Litigation.............................................................     3.09
Licenses...............................................................     3.10
Employees..............................................................     3.11
Product Compliance.....................................................     3.14
Conduct of Business....................................................     5.01
Scotts(R) Trademark....................................................     7.07
Transferred Employees..................................................     11.01


                               DESCRIPTION                                   EXHIBIT
                               -----------                                   -------

U.S. ProTurf License Agreement                                              Exhibit A
U.S. Supply Agreement                                                       Exhibit B
U.S. Poly-S(R) License Agreement                                            Exhibit C
U.S. Peters(R) and Starter(R) License Agreement                             Exhibit D
U.S. Patent License Agreement                                               Exhibit E
Assignment and Assumption Agreement                                         Exhibit F

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* Not filed with this U.S. Asset Purchase Agreement


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